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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.333-38236, 333-38250, 333-47326, 333-87092,
333-97787), S-4 (No. 333-103434) and S-3 (Nos. 333-70336, 333-101365, 333-99211,
333-88758) of Krispy Kreme Doughnuts, Inc. of our report dated March 13, 2003 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 13, 2003 relating to the financial statement schedule, which appears in this Form 10-K.

Greensboro, North Carolina
May 2, 2003